SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

SAIC, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.	Amount Previously Paid:

7.	Form, Schedule or Registration Statement No.:

8.	Filing Party:

9.	Date Filed:

12a. Phone Script for Voting Reminder Calls

12A. Live Stockholder Script

Opening	Good morning/good afternoon. This is (name) calling from SAIC Investor & Employee Owner Relations. May I speak with (name of stockholder)?
Stockholder

Mr./Ms./Mrs. (name).

I’m calling from SAIC Investor and Employee Owner Relations. We’re calling significant stockholders as a courtesy to encourage you to vote your shares of SAIC, Inc. stock.

1. Have you had an opportunity to vote your shares yet?

a. Yes (go to 2)

b. No (go to 3)

c. Lost or misplaced Proxy (go to 5)

d. Did not receive Proxy (go to 5)

e. Have questions on a proposal(s) (go to 8)

2. Yes to voting

2. Thank you for voting your shares. We invite you to participate in the Annual Meeting of Stockholders at 1:00 p.m. ET on June 8 at the SAIC Conference Center, 1710 SAIC Drive, McLean, Virginia. The meeting will also be webcast on our website (www.saic.com). We look forward to your participation and thank you for your vote and your time. Good-bye

3. No to voting yet

Your vote is important. As a stockholder of SAIC, Inc. you are being asked to vote on a number of important matters at the 2007 Annual Meeting of Stockholders of SAIC, Inc. on June 8, 2007. Your vote helps ensure that we have sufficient shares represented in person or by proxy to establish a quorum for the meeting.

3. Have you had a chance to review the proxy statement and proposals yet?

a. No (go to 4) b. In the process of doing it (go to 4) c. Have questions on proposal(s) (go to 8)

4. Proposal II	I want to bring your attention to one important matter in the proxy statement, Proposal II. Currently, board members are elected for staggered, three-year terms. The Board is recommending your affirmative vote for Proposal II, which would amend our certificate of incorporation to eliminate the separate board classes and provide for the annual election for all board members. This proposal supports a growing trend in corporate governance intended to increase stockholder influence on director selections. This proposal requires a two-thirds affirmative vote of all outstanding shares for adoption. Therefore, the SAIC Board of Directors is urging all stockholders to vote their shares in favor of this proposal.

4. Have you reviewed Proposal II in the proxy statement on page 53? a. Yes b. No c. Plan to
5. Lost or Misplaced Proxy	I can arrange to send you a replacement proxy and control number. 5. Do you have access to the Internet? a. Yes (go to 6) b. No (go to 7)
6. Vote Online

I can provide you with your control number right now over the phone so you can vote your shares today online through proxyvote.com.

6. Do you have a pen handy to take down this information?

a. The web address for voting is

www.proxyvote.com.

b. Here is your control number (off the list provided by legal)

c. If you originally received your proxy materials by mail, enter your control number and click on the “Vote” button under Postal Mail Recipients.

d. If you originally received your proxy materials by email, enter your control number and your pin number and click on the “Vote” button under E-Mail Recipients. Your pin number is the last four digits of your Social Security Number.

7. Vote by Mail

Okay, we can send you a replacement proxy card with your control number by mail You will receive it by priority mail within the next 2 – 3 business days. Let me quickly verify your mailing address.

Read mailing address off the list and make any changes necessary directly on the list.

If there is an address change:

I will arrange to have a replacement proxy card sent to this new address. I will also arrange to have a change of address form sent to you. You will need to return this form in order for the address change on your account at Mellon to be processed.

8. Proposal Questions

The proxy statement contains a discussion of each proposal along with a recommendation from SAIC’s Board of Directors on how to vote. The Board of Directors is recommending a vote FOR all five proposals. The proxy statement describing these matters was sent to all stockholders three weeks ago. You may also view the proxy statement through saic.com under Investor Relations, SEC Filings.

8. What proposal(s) did you have a question about and I can direct you to the section of the proxy which discusses the proposal?

Direct the stockholder to the following pages for each proposal.

Proposal I (Election of Directors) page – 11

Proposal II (Amendment of Certificate of Incorporation to Provide for the Annual Election of Directors) page – 53

Proposal III Amendment of Certificate of Incorporation to Eliminate the Distinction Between Series of our Class A Preferred Stock) page – 55

Proposal IV (Approval of Material Terms of and Certain Amendments to our 2006 Equity Incentive Plan) page – 59

Proposal V (Ratification of Appointment of Independent Registered Public Accounting Firm page – 69

If they have additional questions, have them submit it at investor@saic.com or onlineproxy@saic.com and we will get back to them.

9. Invitation to	We look forward to receiving your vote and to your

Stockholder Meeting	participation in the Annual Meeting of Stockholders at 1:00 p.m. ET on June 8 at the SAIC Conference Center, 1710 SAIC Drive, McLean, Virginia. The meeting will also be webcast on our website (www.saic.com).

10. Closing

I want to thank you for taking the time to speak with me today. Your vote helps ensure that we have sufficient shares represented in person or by proxy to establish a quorum for the meeting. I encourage you to review the proxy materials and cast your vote on all proposals and nominees presented by the Board.

If you have any additional questions, please contact us at SAIC Investor & Employee Owner Relations 1-800-303-5471 or at investor@saic.com. Thank you again for speaking with me today.

12b. Voicemail Script for Voting Reminder Calls

12B. Voicemail Stockholder Script

Good morning/good afternoon.

This is (name) calling from SAIC Investor & Employee Owner Relations.

As a courtesy, we’re calling significant stockholders to encourage you to vote your shares of SAIC, Inc. today.

Your vote is important. As a stockholder of SAIC, Inc. you are being asked to vote on a number of important matters at the 2007 Annual Meeting of Stockholders of SAIC, Inc. on June 8, 2007. Among them is Proposal II which would amend our certificate of incorporation to eliminate the separate board classes and provide for the annual election for all board members. This proposal supports a growing trend in corporate governance intended to increase stockholder influence on director selections. This proposal requires a two-thirds affirmative vote of all outstanding shares for adoption. Therefore, the SAIC Board of Directors is urging all stockholders to vote their shares in favor of this proposal.

All Proposals are discussed in detail in SAIC’s proxy materials which were distributed to all stockholders three weeks ago. We encourage you to review the proxy materials and cast your vote on all proposals and nominees presented by the Board. Your vote will help ensure that we have sufficient shares represented in person or by proxy to establish a quorum for the meeting.

If you need a replacement proxy card or control number or have questions, please contact us at SAIC Investor & Employee Owner Relations 1-800-303-5471 or at investor@saic.com. We can provide you with your control number over the phone so you can vote your shares immediately via the internet at proxyvote.com. You can also vote by telephone or by mail using a printed proxy card.

We look forward to receiving your vote. Thank you and Good-bye.

12c. left message with Family Member for Voting Reminder Calls

12C left message with Family member Script

Good morning/good afternoon.

This is (name) calling from SAIC Investor & Employee Owner Relations. May I please speak with (stockholder)?

Stockholder is not available.

As a courtesy, we’re calling significant stockholders to encourage them to vote their shares of SAIC, Inc.

SAIC’s proxy materials for its 2007 Annual Meeting of Stockholders of SAIC, Inc. on June 8, 2007 were distributed to all stockholders three weeks ago. Can you ask (stockholder) to review the proxy materials and cast their vote on all proposals and nominees presented by the Board. Stockholders can cast their vote via the internet at proxyvote.com, by telephone or by mail using a printed proxy card. If (stockholder) needs a copy of the proxy materials, a replacement proxy card or control number or has any questions, please have him/her contact us at SAIC Investor & Employee Owner Relations 1-800-303-5471.

We look forward to receiving their vote. Thank you and Good-bye.